Exhibit 99.1

NEWS RELEASE

Apache Corporation announces first-quarter financial and operational results

•	Achieved onshore North American production of 307,000 barrels of oil equivalent (boe) per day exceeding company guidance of 300,000 to 305,000 boe per day

•	Delivered worldwide production of 601,000 boe per day

•	Realized Permian oil production growth of 7 percent year over year

•	Closed the sale of Kitimat and Wheatstone LNG assets and received net proceeds of $3.7 billion in April

•	Announced the sale of remaining oil and gas assets in Australia for $2.1 billion on April 8

•	Reiterates 2015 onshore North American production and capex guidance

•	Updates 2015 international guidance to reflect the pending Australian asset sale

HOUSTON, May 7, 2015 – Apache Corporation (NYSE, Nasdaq: APA) today announced a first-quarter 2015 net loss of $4.7 billion or $12.34 per diluted common share, which includes an after-tax ceiling-test write down of $4.7 billion, as a result of substantially lower commodity prices. When adjusted for certain items that impact the comparability of results, Apache’s first-quarter loss totaled $139 million or $0.37 per share. Net cash provided by operating activities was approximately $650 million in the first quarter of 2015 and cash from operations, before changes in working capital, totaled $900 million.

“During the quarter, we significantly reduced our drilling activity and cost structure in response to the rapid oil-price downturn. Drilling and completion costs across all of our key plays in North America onshore are down between 20 and 40 percent from those we provided in our North American Update last November. Operationally, I am pleased to report that North American onshore production exceeded our first quarter guidance despite a substantial reduction in well completions and the adverse impacts of severe winter weather in the Permian and Anadarko Basins. Internationally, production in both Egypt and the North Sea is tracking ahead of our initial expectations,” said John J. Christmann, IV, Apache’s chief executive officer and president.

Portfolio rebalancing update

During 2014, Apache conducted a review of its international portfolio with the goal of best positioning its asset base for the long-term benefit of its shareholders. This review resulted in several key divestitures during the past 12 months. In the first half of April, the company closed the previously announced sale of its Wheatstone and Kitimat LNG projects to Woodside Petroleum for $3.7 billion of net proceeds. On April 8, Apache also announced the sale of its remaining oil and gas assets in Australia for $2.1 billion, subject to customary post-closing adjustments.

The company’s acquisition and divestiture transactions over the last several years have streamlined its portfolio and resulted in greater leverage to onshore North America. When adjusted for the recently announced sale in Australia, pro forma onshore North America now represents nearly two-thirds of total company production.

“Apache’s portfolio now consists of an onshore North American position with a robust inventory of drilling opportunities, complemented by free-cash-flow-generating assets in the North Sea and Egypt. Our international assets benefit from attractive Brent-linked oil prices and also offer a significant inventory of exploration and development opportunities. We are very excited to move forward with a strengthened balance sheet and three key operating areas that offer excellent potential for sustainable long-term growth and capital-allocation flexibility,” Christmann noted.

2015 capital spending and production update

During the quarter, Apache’s capital expenditures before LNG, capitalized interest and Egypt’s minority interest was $1.3 billion, which was in-line with expectations. Spending on LNG facilities during the quarter was $239 million, all of which was reimbursed with the closing of the LNG asset sales. As noted last quarter, management expected the 2015 capital program to be front-end loaded as the drilling program continued to ramp down through the first quarter.

Apache remains on track to meet its 2015 capital-spending guidance for North America of $2.1 billion to $2.3 billion and continues to project relatively flat pro forma production volumes in North America compared to 2014.

The company is lowering its 2015 international capital-spending guidance to between $1.3 billion and $1.6 billion. This reflects a $150-million reduction from the midpoint of the prior range driven by the pending Australian asset sale expected at mid-year. Apache anticipates combined production from Egypt and the North Sea will increase slightly year over year, which is essentially unchanged from its prior international production guidance.

First-quarter 2015 regional activity

•	Permian – Underscoring the significant planned reduction in activity, the Permian region averaged 15 rigs during the quarter, down from 42 the previous quarter. The company continues to reduce its rig count and is currently running 11 rigs. Total production in the Permian was down slightly from the fourth quarter primarily due to severe winter weather. Activity for the remainder of the year will be focused on the Delaware Basin as well as in the deeper, more productive areas of the company’s Southern Midland Basin acreage.

•	Central – As a result of the Dec. 31, 2014 sale of certain Anadarko Basin producing assets, Central region production was down 29 percent compared to the fourth quarter. Excluding property sales, production declined 2 percent. During the quarter, the region averaged four rigs and is currently running three. For the remainder of 2015, activity will be primarily focused on the Canyon Lime and Woodford plays.

•	Gulf Coast – Following the sale of producing properties in Southern Louisiana on Dec. 31, 2014, the region now consists almost entirely of Eagle Ford production. During the quarter, the region averaged four rigs, down from 12 in the fourth quarter. No rigs are currently running in the Eagle Ford as the region focuses on completing wells in backlog. There are currently 38 drilled-but-uncompleted Eagle Ford wells in backlog.

•	Canada – Apache completed four Montney wells, including a successful test of the previously untested lower Montney in the Wapiti area. During the first quarter, the region averaged four rigs and reduced the count to zero as the region moves into breakup season. Activity will be focused on completing a seven-well Duvernay pad in the summer, along with two Montney wells currently in backlog.

•	North Sea – During the quarter, North Sea production declined from record fourth-quarter levels due to natural declines and an approximate 2,600-boe-per-day production disruption from an unplanned equipment outage on the Beryl Alpha platform. In March, favorable tax changes were announced in the United Kingdom that are expected to have a positive impact on cash flow in 2015 and beyond.

•	Egypt – Gross production was flat quarter-over-quarter as the region averaged 21 rigs and reported seven new discoveries in the Khalda area. Delineation-drilling results at the recent Ptah and Berenice oil discoveries have exceeded expectations thus far with current production of approximately 20,000 barrels of oil per day. Subsequent to quarter-end, Apache made several new field discoveries across multiple concessions that increase its confidence in Egypt’s production outlook for the remainder of 2015.

“Our operational teams are doing an excellent job in this challenging price environment, and I am pleased that first-quarter production results exceeded our expectations both domestically and internationally. We will monitor oil prices for the remainder of the quarter, and at mid-year, revisit our planned activity levels for the balance of 2015. Apache remains committed to maintaining operational flexibility and will respond quickly to changes in our cash flow. With more than $5 billion in net proceeds coming from recent asset sales, our balance sheet is now in excellent shape. Accordingly, we will look to be opportunistic but highly disciplined in evaluating new opportunities to grow or enhance our existing portfolio and create shareholder value,” remarked Christmann.

Oil and gas prices

Apache’s production during the first quarter 2015 consisted of approximately 62 percent liquids and 38 percent natural gas. Liquids contributed 79 percent of the company’s revenue during the period. In North America onshore, Apache received an average oil price of $44.07 per barrel during the first quarter, compared with $93.72 per barrel in the prior-year period. North American onshore natural gas prices averaged $2.60 per thousand cubic feet (Mcf), compared with $4.82 per Mcf in the prior-year period. Worldwide, Apache received an average oil price of $47.56 per barrel during the first quarter, compared with $101.03 per barrel in the prior-year period. Worldwide natural gas prices averaged $3.14 per Mcf, compared with $4.46 per Mcf in the prior-year period.

Conference call

Apache Corporation (NYSE: APA) will host a conference call Thursday, May 7, 2015, to discuss the first-quarter 2015 financial results. The call will begin at 1 p.m. CT (2 p.m. ET). Earnings will be released Thursday, May 7, 2015, before the market opens. To access the live audio webcast, please visit the Apache website at www.apachecorp.com.

A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 31402821.

Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts.cfm

Additional Information

Additional information follows, including reconciliations of adjusted earnings and cash from operations before changes in operating assets and liabilities (non-GAAP financial measures) to GAAP measures and information regarding pro forma production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom and Australia. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting standards (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings and cash from continuing operations before changes in operating assets and liabilities are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2014 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Investor:	(281) 302-2286	Gary Clark

Media:	(713) 296-7189	Castlen Kennedy
	(713) 296-7276	Rory Sweeney

Website: www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended March 31,
	2015	2014
REVENUES AND OTHER:
Oil revenues	$1,362	$2,815
Gas revenues	387	646
NGL revenues	57	186

Oil and gas production revenues	1,806	3,647
Derivative instrument gains (losses), net	—	(20)
Other	12	48

	1,818	3,675

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,089	1,109
Additional	7,220	—
Other assets	98	97
Asset retirement obligation accretion	44	44
Lease operating expenses	538	597
Gathering and transportation	56	70
Taxes other than income	84	181
General and administrative	79	103
Acquisition, divestiture & separation costs	54	18
Financing costs, net	46	27

	9,308	2,246

INCOME (LOSS) BEFORE INCOME TAXES	(7,490)	1,429
Current income tax provision	44	416
Deferred income tax provision (benefit)	(2,898)	162

INCOME (LOSS) FROM CONTINUING OPS INCLUDING NONCONTROLLING INTEREST	(4,636)	851
Income (Loss) from discontinued operations, net of tax	—	(517)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(4,636)	334
Net income attributable to noncontrolling interest	15	98
Preferred stock dividends	—	—

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(4,651)	$236

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$(4,651)	$753
Net income (loss) from discontinued operations	—	(517)

Net income (loss) attributable to common shareholders	$(4,651)	$236

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$(12.34)	$1.92
Basic net income (loss) from discontinued operations per share	—	(1.32)

Basic net income (loss) per share	$(12.34)	$0.60

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$(12.34)	$1.90
Diluted net income (loss) from discontinued operations per share	—	(1.30)

Diluted net income (loss) per share	$(12.34)	$0.60

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	377	394
Diluted	377	396

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25

APACHE CORPORATION

PRODUCTION INFORMATION

				% Change
	1Q15	4Q14	1Q14	1Q15 to 4Q14	1Q15 to 1Q14
OIL VOLUME - Barrels per day
Permian	94,461	98,017	88,327	-4%	7%
Central	18,509	23,832	21,686	-22%	-15%
Gulf Coast	7,784	14,380	10,975	-46%	-29%
Canada	16,875	17,133	17,589	-2%	-4%

N.A. Onshore	137,629	153,362	138,577	-10%	-1%
Gulf of Mexico	5,885	6,319	6,284	-7%	-6%
GOM Shelf	—	—	679	NM	NM

North America	143,514	159,681	145,540	-10%	-1%

Egypt (1)	91,971	87,445	88,093	5%	4%
Australia	20,905	28,577	16,825	-27%	24%
North Sea	61,699	66,822	59,092	-8%	4%

International (1)	174,575	182,844	164,010	-5%	6%

Total (1)	318,089	342,525	309,550	-7%	3%

TOTAL LIQUIDS - Barrels per day
Permian	122,445	131,429	113,587	-7%	8%
Central	34,654	49,246	46,141	-30%	-25%
Gulf Coast	10,328	18,555	13,398	-44%	-23%
Canada	22,728	22,812	25,358	0%	-10%

N.A. Onshore	190,155	222,042	198,484	-14%	-4%
Gulf of Mexico	6,433	7,004	7,114	-8%	-10%
GOM Shelf	—	—	769	NM	NM

North America	196,588	229,046	206,367	-14%	-5%

Egypt (1)	93,002	88,278	88,326	5%	5%
Australia	20,905	28,577	16,825	-27%	24%
North Sea	62,585	68,632	60,183	-9%	4%

International (1)	176,492	185,487	165,334	-5%	7%

Total	373,080	414,533	371,701	-10%	0%

NATURAL GAS VOLUME - Mcf per day
Permian	216,968	223,787	215,860	-3%	1%
Central	190,214	268,130	260,298	-29%	-27%
Gulf Coast	7,659	85,625	99,242	-91%	-92%
Canada	287,556	297,004	377,712	-3%	-24%

N.A. Onshore	702,397	874,546	953,112	-20%	-26%
Gulf of Mexico	20,977	18,955	16,193	11%	30%
GOM Shelf	—	—	1,092	NM	NM

North America	723,374	893,501	970,397	-19%	-25%

Egypt (1)	363,989	358,031	377,357	2%	-4%
Australia	230,691	228,284	215,792	1%	7%
North Sea	50,445	73,042	45,071	-31%	12%

International (1)	645,125	659,357	638,220	-2%	1%

Total (1)	1,368,499	1,552,858	1,608,617	-12%	-15%

BOE per day
Permian	158,606	168,728	149,564	-6%	6%
Central	66,357	93,933	89,524	-29%	-26%
Gulf Coast	11,604	32,826	29,939	-65%	-61%
Canada	70,653	72,312	88,310	-2%	-20%

N.A. Onshore	307,220	367,799	357,337	-16%	-14%
Gulf of Mexico	9,930	10,163	9,813	-2%	1%
GOM Shelf	—	—	950	NM	NM

North America	317,150	377,962	368,100	-16%	-14%

Egypt (1, 2)	153,667	147,950	151,219	4%	2%
Australia	59,353	66,625	52,790	-11%	12%
North Sea	70,993	80,806	67,695	-12%	5%

International (1)	284,013	295,381	271,704	-4%	5%

Total (1)	601,163	673,343	639,804	-11%	-6%

Total excluding noncontrolling interests	549,914	623,743	589,860	-12%	-7%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	30,671	29,391	29,066
Gas (Mcf/d)	121,408	119,578	124,799
NGL (b/d)	343	279	78
(2) Egypt Gross Production - BOE per day	343,762	344,122	352,841	0%	-3%

Discontinued Operations - Argentina:
Oil (b/d)	—	—	6,885
Gas (Mcf/d)	—	—	141,352
NGL (b/d)	—	—	1,287
BOE/d	—	—	31,731

APACHE CORPORATION

PRO FORMA PRODUCTION INFORMATION

Pro forma production excludes certain items that management believes affect the comparability of operating results for the periods presented. Pro forma production excludes divested assets, divestitures announced but not yet closed, production attributable to a noncontrolling interest in our Egypt oil and gas business, and Egypt tax barrels. Management uses pro forma production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

				% Change
	1Q15	4Q14	1Q14	1Q15 to 4Q14	1Q15 to 1Q14
OIL VOLUME - Barrels per day
Permian	94,461	98,017	88,327	-4%	7%
Central	18,514	19,828	15,877	-7%	17%
Gulf Coast	7,753	6,459	2,853	20%	172%
Canada	16,817	17,117	17,409	-2%	-3%

N.A. Onshore	137,545	141,421	124,466	-3%	11%
Gulf of Mexico	5,885	6,319	6,284	-7%	-6%

North America	143,430	147,740	130,750	-3%	10%

Egypt	54,558	49,361	43,915	11%	24%
North Sea	59,818	64,344	55,085	-7%	9%

International	114,376	113,705	99,000	1%	16%

Total	257,806	261,445	229,750	-1%	12%

TOTAL LIQUIDS - Barrels per day
Permian	122,445	131,429	113,587	-7%	8%
Central	34,773	37,442	31,234	-7%	11%
Gulf Coast	10,205	9,042	3,428	13%	198%
Canada	22,670	22,794	23,768	-1%	-5%

N.A. Onshore	190,093	200,707	172,017	-5%	11%
Gulf of Mexico	6,433	7,004	7,114	-8%	-10%

North America	196,526	207,711	179,131	-5%	10%

Egypt	55,170	49,834	44,039	11%	25%
North Sea	60,657	66,020	55,921	-8%	8%

International	115,827	115,854	99,960	0%	16%

Total	312,353	323,565	279,091	-3%	12%

NATURAL GAS VOLUME - Mcf per day
Permian	216,968	223,787	215,860	-3%	1%
Central	189,967	184,074	166,096	3%	14%
Gulf Coast	9,190	15,771	9,326	-42%	-1%
Canada	285,520	294,664	290,752	-3%	-2%

N.A. Onshore	701,645	718,296	682,034	-2%	3%
Gulf of Mexico	20,977	18,955	16,193	11%	30%

North America	722,622	737,251	698,227	-2%	3%

Egypt	223,548	201,475	192,889	11%	16%
North Sea	49,325	70,116	37,648	-30%	31%

International	272,873	271,591	230,537	0%	18%

Total	995,495	1,008,842	928,764	-1%	7%

BOE per day
Permian	158,607	168,727	149,564	-6%	6%
Central	66,434	68,121	58,917	-2%	13%
Gulf Coast	11,737	11,671	4,982	1%	136%
Canada	70,257	71,905	72,227	-2%	-3%

N.A. Onshore	307,035	320,424	285,690	-4%	7%
Gulf of Mexico	9,929	10,163	9,813	-2%	1%

North America	316,964	330,587	295,503	-4%	7%

Egypt	92,428	83,413	76,187	11%	21%
North Sea	68,878	77,706	62,196	-11%	11%

International	161,306	161,119	138,383	0%	17%

Total	478,270	491,706	433,886	-3%	10%

APACHE CORPORATION

PRICE INFORMATION

	1Q15	4Q14	1Q14
AVERAGE OIL PRICE PER BARREL
Permian	$44.44	$67.59	$93.76
Central	44.50	69.83	93.72
Gulf Coast	47.92	73.13	101.87
Canada	39.76	65.52	88.19
N.A. Onshore	44.07	68.21	93.72
Gulf of Mexico	45.87	73.94	101.42
North America	44.14	68.44	94.03
Egypt	52.29	73.34	106.70
Australia	43.17	71.83	112.26
North Sea	49.95	73.16	106.60
International	50.37	73.04	107.24
Total	47.56	70.89	101.03

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.44	$3.71	$4.78
Central	2.93	4.03	5.20
Gulf Coast	1.42	4.06	4.93
Canada	2.58	3.56	4.38
N.A. Onshore	2.60	3.79	4.82
Gulf of Mexico	2.92	3.88	5.23
North America	2.61	3.79	4.75
Egypt	2.92	2.94	3.02
Australia	4.19	4.24	4.42
North Sea	7.40	8.77	10.69
International	3.73	4.03	4.03
Total	3.14	3.89	4.46

AVERAGE NGL PRICE PER BARREL
Permian	$11.62	$20.53	$31.46
Central	9.65	17.17	30.39
Gulf Coast	12.17	20.34	35.90
Canada	11.09	24.38	42.09
N.A. Onshore	10.98	19.59	32.58
Gulf of Mexico	13.77	21.46	32.00
North America	11.01	19.61	32.25
Egypt	36.29	41.35	64.34
North Sea	24.74	45.55	79.84
International	30.95	44.22	77.11
Total	11.71	20.52	33.20

Discontinued Operations - Argentina:
Oil price ($/Bbl)	$—	$—	$72.70
Gas price ($/Mcf)	—	—	3.04
NGL price ($/Bbl)	—	—	24.57

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	March 31, 2015	December 31, 2014
Cash and Cash Equivalents	$229	$769
Assets Held for Sale	1,804	1,628
Other Current Assets	3,873	4,018
Property and Equipment, net	41,230	48,076
Goodwill	87	87
Other Assets	1,427	1,374

Total Assets	$48,650	$55,952

Short-Term Debt	$2,598	$—
Other Current Liabilities	2,895	3,664
Long-Term Debt	9,675	11,245
Deferred Credits and Other Noncurrent Liabilities	10,077	12,906
Apache Shareholders’ Equity	21,211	25,937
Noncontrolling interest	2,194	2,200

Total Liabilities and Shareholders’ Equity	$48,650	$55,952

Common shares outstanding at end of period	377	377

% of total debt-to-capitalization	34%	29%

APACHE CORPORATION

SUMMARY OF COSTS INCURRED AND GTP CAPITAL INVESTMENTS

(Unaudited)

(In millions)

	For the Quarter Ended March 31,
	2015	2014
Costs Incurred in Oil and Gas Property:
Acquisitions
Proved	$—	$2
Unproved	92	44
Exploration and Development	1,418	2,509

	1,510	2,555
GTP Capital Investments:
GTP Facilities	224	344

Total Costs Incurred and GTP Capital Investments	$1,734	$2,899

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings

Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. Adjusted earnings generally exclude certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas companies. Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

	For the Quarter Ended March 31,
	2015	2014
Income (Loss) Attributable to Common Stock (GAAP)	$(4,651)	$236
Adjustments:
Oil & gas property write-downs, net of tax	4,704	—
Acquisition, divestiture & separation costs, net of tax	36	12
Rig stacking costs, net of tax	28	—
Unrealized foreign currency fluctuation impact on deferred tax expense	10	7
Impairments	—	—
Argentina discontinued operations, net of tax	—	517
Loss on divested assets, net of tax	—	—
Unrealized commodity derivative mark-to-market, net of tax	—	(49)
Deferred tax adjustments (1)	(266)	(5)

Adjusted Earnings (Non-GAAP)	$(139)	$718

Net Income (Loss) per Common Share - Diluted (GAAP)	$(12.34)	$0.60
Adjustments:
Oil & gas property write-downs, net of tax	12.48	—
Acquisition, divestiture & separation costs, net of tax	0.09	0.02
Rig stacking costs, net of tax	0.07	—
Unrealized foreign currency fluctuation impact on deferred tax expense	0.03	0.02
Impairments	—	—
Argentina discontinued operations, net of tax	—	1.30
Loss on divested assets, net of tax	—	—
Unrealized commodity derivative mark-to-market, net of tax	—	(0.12)
Deferred tax adjustments (1)	(0.70)	(0.01)

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$(0.37)	$1.81

Total income tax provision (GAAP)	$(2,854)	$578
Adjustments:
Tax impact on oil & gas property write-downs	2,516	—
Deferred tax adjustments (1)	266	5
Tax impact on acquisition, divestiture & separation costs	18	6
Tax impact on rig stacking costs	15	—
Tax impact on impairments	—	—
Tax impact on loss on divested assets	—	—
Tax impact on unrealized commodity derivative mark-to-market	—	(27)
Unrealized foreign currency fluctuation impact on deferred tax expense	(10)	(7)

Adjusted total income tax provision	$(49)	$555

Adjusted Effective Tax Rate (Non-GAAP)	28.3%	40.5%

(1)	Deferred tax for the first quarter 2015 includes $619 million in benefits for the North Sea tax rate adjustment partially offset by Canada valuation allowance. Fourth quarter 2014 includes $840 million related to undistributed foreign earnings and other adjustments.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to cash from continuing operations before changes in operating assets and liabilities

Cash from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended March 31,
	2015	2014
Net cash provided by operating activities (GAAP)	$650	$2,293
Less: Discontinued operations	—	(82)

Net cash provided by operating activities excluding discontinued operations	$650	$2,211
Changes in operating assets and liabilities	250	11

Cash from continuing operations before changes in operating assets and liabilities	$900	$2,222